Exhibit T3A.25

COMMONWEALTH OF THE BAHAMAS

A COMPANY LIMITED BY SHARES

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

SHERRITT UTILITIES INC.

(formerly SHERRITT POWER (BAHAMAS) INC.)

Name Changed: 9th January, 1998.

Incorporated on the 15th day of December 1997

under The International Business Companies Act

McKinney, Bancroft & Hughes

Attorneys-at-Law

Mareva House

4, George Street

Nassau, Bahamas

No 69 583 B

SHERRITT UTILITIES INC.

Certificate of Resolutions

(1)

that the authorised capital of the Company be increased from Five thousand (5,000) U.S. dollars divided into Five thousand (5,000) ordinary shares of One (1) U.S. dollar each to One hundred and Fifty million (150,000,000) U.S. dollars divided into One hundred and Fifty million (150,000,000) ordinary shares of the par value of One (1) U.S. dollar each;

(2)	that the Memorandum of Association of the Company be amended by deleting Clause 8. and subsituting therefor the following:

“8. The authorised capital of the Company is One hundred and Fifty million (150,000,000) U.S. dollars divided into One hundred and Fifty million (150,000,000) ordinary shares of the par value of One (1) U.S. dollar each with one vote for each share.”

I, Paul D. Knowles, Assistant Secretary of SHERRITT UTILITIES INC. hereby certify that the foregoing is a true copy of the Resolutions passed by the sole Director of the Company on the 3rd day of March, 1998.

AS WITNESS my hand and the seal of the Company this 4th day of March, 1998. /s/ Paul D. Knowles Assistant Secretary

COMMONWEALTH OF THE BAHAMAS IBC 05 THE INTERNATIONAL BUSINESS COMPANIES ACT (1990) (Section 11) CERTIFICATE OF INCORPORATION (Change of Name) No. 69,583 B SHERRITT UTILITIES INC. FORMERLY SHERRITT POWER (BAHAMAS) INC. I, CEDRIC F. MOXEY ASST., Registrar General of the Commonwealth of The Bahamas DO HEREBY CERTIFY pursuant to the International Business Companies Act (No. 2 of 1990) that SHERRITT UTILITIES INC. is incorporated in the Commonwealth of The Bahamas as an International Business Company and that the former name of the said company was SHERRITT POWER (BAHAMAS) INC. which name has now been changed this 9TH day of JANUARY 1998 Given under my hand and seal at Nassau in the Commonwealth of The Bahamas ASST. Registrar General to SHERRITT UTILITIES INC.

Commonwealth of The Bahamas The International Business Companies Act (No. 2 of 1990) Certificate of Incorporation (Section 11 and 12) No. 69,583 B SHERRITT POWER (BAHAMAS) INC. I CEDRIC F. MOXEY …….. ASST. Registrar General of the Commonwealth of The Bahamas Do Hereby Certify pursuant to the International Business Companies Acts (No. 2 of 1990) that all the requirements of the said Act in respect of incorporation have been satisfied, and that SHERRITT POWER (BAHAMAS) INC. is incorporated in the Commonwealth of The Bahamas as an International Business Company this 15TH day of DECEMBER 1997 Given under my hand and seal at Nassau in the Commonwealth of The Bahamas ASST. REGISTRAR GENERAL

The International Business Companies Act

Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

SHERRITT POWER (BAHAMAS) INC.

1.    The name of the Company is SHERRITT POWER (BAHAMAS) INC.

2.    The registered office of the Company will be situate in the Chambers of Messrs. McKinney, Bancroft & Hughes, Mareva House, 4 George Street, Nassau, Bahamas.

3.    The registered agent of the Company will be Messrs. McKinney, Bancroft & Hughes, Mareva House, 4 George Street, Nassau, Bahamas.

4.    The object or purpose for which the Company is established is to engage in any act or activity that is not prohibited under any law for the time being in force in The Commonwealth of the Bahamas.

5.    (1)    The Company may not

(a)	carry on business with persons resident in the Commonwealth of the Bahamas;

(b)	own an interest in real property situate in the Commonwealth of the Bahamas, other than a lease referred to in paragraph (e) of subclause (2) of this clause;

(c)	carry on banking or trust business as defined by the Banks and Trust Companies Regulation Act;

(d)	carry on business as an insurance or a reinsurance company; or

(e)	carry on the business of providing the registered office for companies.

(2)	For the purposes of paragraph (a) of subclause (1) of this clause, the Company shall not be treated as carrying on business with persons resident in the Commonwealth of the Bahamas if:

(a)	it makes or maintains deposits with a person carrying on business within the Commonwealth of the Bahamas;

(b)

it makes or maintains professional contact with counsel and attorneys, accountants, bookkeepers, trust companies, management companies, investment advisers or other similar persons carrying on business within the Commonwealth of the Bahamas;

(c)	it prepares or maintains books and records within the Commonwealth of the Bahamas;.

(d)	it holds, within the Commonwealth of the Bahamas, meetings of its directors or members;

(e)	it holds a lease of property for use as an office from which to communicate with members or where books and records of the company are prepared or maintained;

(f)	it holds shares, debt obligations or other securities in a company incorporated under this Act or under the Companies Act; or

(g)

shares, debt obligations or other securities in the company are owned by any person resident in the Commonwealth of the Bahamas or by any company incorporated under this Act or under the Companies Act.

(h)	it conducts any of its operations with a person without knowing or having reasonable cause to believe that such person is a person resident in the Bahamas.

6.     The liability of the members is limited.

7.    Shares in the Company shall be issued in the currency of the United States of America.

8.    The authorised capital of the Company is Five thousand (5,000) U.S. dollars and is made up of one class of shares divided into Five thousand (5,000) shares of the par value of One (1) U.S. dollar each with one vote for each share.

9.    The designations, powers, preferences, rights, qualifications, limitations and restrictions of each class and series of shares that the Company is authorised to issue shall be fixed by resolution of directors, but the directors shall not allocate different rights as to voting, dividends, redemption or distributions on liquidation unless the Memorandum of Association shall have been amended to create separate classes of shares and all the aforesaid rights as to voting, dividends, redemption and distributions shall be identified in each separate class.

10.    The directors of the Company are to be granted authority to issue shares as registered shares or to bearer as they may determine by resolution of the directors.

11.    In the event that shares are issued to bearer such shares may be exchanged for registered shares and the registered shares may be exchanged for shares issued to bearer.

12. In the event that shares are issued to bearer, a required notice shall be properly served on the members holding shares issued to bearer if the notice, information or written statement is published in a newspaper circulated in the Commonwealth of the Bahamas and a newspaper circulated in the place where the Company has its principal office.

13. Registered shares in the Company may be transferred subject to the prior or subsequent approval of the Company as evidenced by a resolution of directors or by a resolution of members.

14. The Company may amend its Memorandum of Association and Articles of Association by a resolution of members or by a resolution of directors.

WE, McKINNEY NOMINEES LIMITED and HUGHES COMPANY LIMITED, both of Mareva House, 4 George Street, Nassau, Bahamas, for the purpose of incorporating an International Business Company under the laws of the Commonwealth of the Bahamas, hereby subscribe our names to this Memorandum of Association the 15th day of December, 1997 in the presence of:

Subscribers

PAUL D. KNOWLES (sgd.)	GLORIA JEAN FORBES (sgd.)
Paul D. Knowles	Gloria Jean Forbes
Vice-President	Assistant Secretary

McKINNEY NOMINEES LIMITED

PAUL D. KNOWLES (sgd.)	GLORIA JEAN FORBES (sgd.)
Paul D. Knowles	Gloria Jean Forbes
Vice-President	Assistant Secretary

HUGHES COMPANY LIMITED

Witness:

M. M. KNOWLES (sgd.)
M. M. Knowles
Mareva House 4 George Street
Nassau, Bahamas
Company Secretary

COMMONWEALTH OF THE BAHAMAS

New Providence.

Dated the 15th day of December, 1997.

MEMORANDUM OF ASSOCIATION

OF

SHERRITT POWER (BAHAMAS) INC.

McKinney, Bancroft & Hughes

Attorneys-at-Law

Chambers

Nassau, Bahamas